UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/29/2007

Genaera Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19651

DE	13-3445668
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

610.941.4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02.    Termination of a Material Definitive Agreement

On June 29, 2007, Genaera Corporation (the "Company") and the Cystic Fibrosis Foundation Therapeutics, Inc. ("CFFT") terminated the award agreement to support the evaluation of LOMUCIN(TM) involving subjects with cystic fibrosis. The Company will receive a final milestone payment in the amount of $100,000 and will not be required to refund any portion of the award previously received from the CFFT. As a result of termination, the Company will recognize revenue of $2,102,000 of which $2,002,000 was previously recorded as a long-term liability. A copy of the termination letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.    Other Events

On July 5, 2007, Genaera Corporation issued a press release announcing that, in consultation with CFFT, both parties have agreed to discontinue the phase 2 study of LOMUCIN(TM) for the treatment of cystic fibrosis. The Company also announced its decision to discontinue a phase 2 study of squalamine for the treatment of prostate cancer. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)      Exhibits
Exhibit Number   Description

10.1        Letter of Termination of Award Agreement between the Company and the Cystic Fibrosis Foundation Therapeutics, Inc. dated July 5, 2007.

99.1        Press release of the Company dated July 5, 2007 - "Genaera Discontinues LOMUCIN(TM) in Cystic Fibrosis and Squalamine in Prostate Cancer Programs to Focus on Core Programs."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: July 05, 2007	By:	/s/ Leanne M. Kelly
Leanne M. Kelly
Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter of Termination of Award Agreement between the Company and the Cystic Fibrosis Foundation Therapeutics, Inc. dated July 5, 2007.
EX-99.1	Press release of the Company dated July 5, 2007 - "Genaera Discontinues LOMUCIN(TM) in Cystic Fibrosis and Squalamine in Prostate Cancer Programs to Focus on Core Programs."